UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 20, 2008
XATA CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-27166	41-1641815
(State of other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
965 Prairie Center Drive, Eden Prairie, Minnesota 55344
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (952) 707-5600
(Former name, former address and former fiscal year, if changed since last report): N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On November 20, 2008, XATA Corporation (“Xata”), Geologic Solutions, Inc. (together with Xata, the “Company”) and Silicon Valley Bank (“Bank”) entered into a Second Amendment (the “SVB Amendment”) to that Loan and Security Agreement (the “SVB Loan Agreement”), dated January 31, 2008. The SVB Amendment is effective as of November 20, 2008.
The SVB Amendment altered the minimum Tangible Net Worth covenant in Section 6.9(a) of the SVB Loan Agreement. Pursuant to the SVB Amendment, the Company must maintain a Tangible Net Worth of greater than negative $825,000 plus 50% of the Company’s Net Income (but not net loss) in each fiscal quarter ending after December 31, 2008. Prior to the SVB Amendment, the Company was required to maintain a Tangible Net Worth of greater than the following: (i) from March 31, 2008 through and including August 31, 2008, an amount equal to the Tangible Net Worth of the Company as of the date of the closing of the Geologic Solutions Acquisition less $1,000,000, and (ii) from September 1, 2008 and thereafter, an amount equal to that calculated for clause (i) above plus $1,500,000 plus 50% of the Company’s Net Income (but not net loss) in each fiscal quarter ending after December 31, 2008.
The SVB Amendment also modified two of the exclusions from the definition of “Eligible Accounts” in Section 13.1 of the SVB Loan Agreement. Pursuant to the SVB Amendment, the exclusion from Eligible Accounts of accounts receivable that an account debtor has not paid within 90 days of invoice date was modified to exclude accounts receivable from a specific customer of the Company only if those accounts receivable remained unpaid for more than 220 days after the invoice date. The SVB Amendment also modified the exclusion from Eligible Accounts of all accounts receivable owing from an account debtor 50% or more of whose accounts have not been paid within 90 days of invoice date. As modified, accounts receivable from the same customer referenced above will be subject to this exclusion only if 50% or more of that customer’s accounts have not been paid within 220 days of invoice date. The amount of Eligible Accounts affects the calculation of the Adjusted Quick Ratio and the Borrowing Base under the SVB Loan Agreement.
The SVB Amendment also amended the definition of “Permitted Indebtedness” in Section 13.1 of the SVB Loan Agreement to include capital lease obligations incurred in the ordinary course of business not exceeding $300,000 in the aggregate outstanding at any time. The SVB Amendment also includes extensions, refinancings, modifications, amendments and restatements of any such leases as items of Permitted Indebtedness under the conditions specified in the SVB Loan Agreement.
Also on November 20, 2008, Xata, Geologic Solutions, Inc. and Partners For Growth II, L.P. (“PFG”) entered into a First Amendment (the “PFG Amendment”) to that Loan and Security Agreement (the “PFG Loan Agreement”), dated January 31, 2008. The PFG Amendment is effective as of November 20, 2008.
The PFG Amendment altered the minimum Tangible Net Worth covenant in Section 6.9(a) of the PFG Loan Agreement in the same manner as described above for the SVB Amendment to the SVB Loan Agreement.

The PFG Amendment also served to delete all provisions of the PFG Loan Agreement that provided for a reset of certain interest rates based upon the Company achieving specific financial targets. The Company did not achieve the triggering results.
Lastly, the PFG Amendment served to amend the definition of Adjusted Quick Ratio in order to maintain consistency with the above referenced SVB Loan Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2008	XATA CORPORATION

	By:	/s/ Mark E. Ties

Mark E. Ties, Chief Financial Officer